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EXHIBIT 16.1
                              MOST & COMPANY, LLP
                               275 MADISON AVENUE
                              NEW YORK, N.Y. 10016


                                                   March 15, 2006


Securities and Exchange Commission
Washington, DC

Gentlemen:

     We have read Item 4.01 of the report on Form 8-K of Prolink Holdings Corp. (formerly Amalgamated Technologies, Inc.), which will be filed on March 15, 2006, and we agree with the statements contained therein insofar as they relate to our firm.

                                        Very truly yours,

                              /s/Most & Company, LLP
                              -----------------------
                                 Most & Company, LLP